                                                                  Exhibit 10.101

                 LIMITED LIABILITY COMPANY OPERATING AGREEMENT


                         OF UNITED APPAREL VENTURES, LLC

                               TABLE OF CONTENTS

ARTICLE I - - DEFINITIONS OF TERMS .........................................1

ARTICLE II - - INTRODUCTORY MATTERS ........................................4

   2.1   Business of LLC ...................................................4
   2.2   Laws Governing the Agreement ......................................4
   2.3   Term ..............................................................4
   2.4   Principal Place of Business .......................................4
   2.5   Agent for Service of Process ......................................4
   2.6   Required Maintenance of Records in  California ....................4
   2.7   Records Subject to Inspection .....................................5
   2.8   Foreign Qualification. ............................................5
   2.9   Commencement of Operations ........................................5

ARTICLE III - - MEMBERS, CAPITAL CONTRIBUTIONS, ALLOCATIONS ................6

   3.1   Initial Capital Contributions to the LLC ..........................6
   3.2   Use of Proceeds ...................................................6
   3.3   Interests .........................................................6
   3.4   Status of Capital Contributions ...................................6
   3.5   Financing and Additional Capital ..................................6
   3.6   Capital Accounts ..................................................7
   3.7   Return of Capital Contributions ...................................8
   3.8   No Management .....................................................8

ARTICLE IV - - REPRESENTATIONS AND WARRANTIES ..............................9

   4.1   Representations and Warranties of TAG MEX .........................9
   4.2   Representations and Warranties of Azteca .........................10

ARTICLE V - ALLOCATIONS AND DISTRIBUTIONS .................................12

   5.1   Allocations of Profits and Losses ................................12
   5.2   Time of Allocation ...............................................12
   5.3   Distributions of Cash Flow .......................................13
   5.4   Limitations on Distributions .....................................13
   5.5   Amounts Withheld .................................................13
   5.6   Tax Allocations; Section 704(c) of the Code ......................13

ARTICLE VI - - MANAGEMENT OF THE LLC, CONTROL OF THE BUSINESS,
OFFICERS ..................................................................14


   6.1   Management of the LLC and Election of the Managers ...........................14
   6.2   Powers of the Managers .......................................................14
   6.3   Managers as Agents of the LLC ................................................16
   6.4   Acts of the Managers as Conclusive Evidence of Authority .....................16
   6.5   Officers .....................................................................16
   6.6   Limitations on Liability of the Managers and Officers ........................18
   6.7   Other Activities of the Members and Managers Permitted .......................18
   6.8   Transactions Between the LLC and the Managers and Members ....................18
   6.9   Devotion of Time .............................................................19

ARTICLE VII - - MEETINGS ..............................................................19

   7.1   Meetings of the Members ......................................................19
   7.2   Meetings of the Managers .....................................................19

ARTICLE VIII - - TRANSFER AND ASSIGNMENT OF MEMBERSHIP
INTERESTS, ECONOMIC INTERESTS AND RIGHTS ..............................................20

   8.1   Transfer and Assignment of Membership Interests or Economic Interests ........20
   8.2   Further Restrictions on Transfer of Membership Interests .....................20
   8.3   Substitution of Members After Transfer of Membership Interest ................20
   8.4   Effective Date of Permitted Transfers ........................................21
   8.5   Effect of Transfers of Economic Interest .....................................21
   8.6   Consequences of Pledge or Grant of Security Interest .........................21

ARTICLE IX - - RESERVED ...............................................................21

ARTICLE X - - DISSOLUTION AND WINDING UP ..............................................21

   10.1  Conditions of Dissolution ....................................................21
   10.2  Order of Payment of Liabilities Upon Dissolution .............................22
   10.3  Limitations on Payments Made on Dissolution ..................................22
   10.4  Liquidation. .................................................................22
   10.5  Termination of Covenants .....................................................22

ARTICLE XI - - BOOKS AND RECORDS, FISCAL YEAR, ACCOUNTING;
BANKING; REPORTS ......................................................................22

   11.1  Books, Records and Financial Statements. .....................................22
   11.2  Fiscal Year. .................................................................23
   11.3  Accounting; Accounting Method ................................................23
   11.4  Management Reports. ..........................................................23
   11.5  Financial Statements and Tax Information. ....................................23


ARTICLE XII - - TAX MATTERS ................................................24

ARTICLE XIII - - INDEMNIFICATION ...........................................24

   13.1  Liability of Members. .............................................24
   13.2  Liability of Managers. ............................................24
   13.3  Exculpation. ......................................................24
   13.4  Fiduciary Duty. ...................................................25
   13.5  Indemnification by the LLC ........................................25
   13.6  Indemnification Procedure. ........................................25
   13.7  Expenses ..........................................................26

ARTICLE XIV - - REQUIRED ARBITRATION OF DISPUTES ...........................26

ARTICLE XV - - MISCELLANEOUS ...............................................26

   15.1  Law Governing .....................................................26
   15.2  Complete Agreement ................................................27
   15.3  Binding Effect ....................................................27
   15.4  No Third Party Beneficiary ........................................27
   15.5  Gender and Number in Nouns and Pronouns ...........................27
   15.6  Headings ..........................................................27
   15.7  References in This Agreement ......................................27
   15.8  Exhibits ..........................................................27
   15.9  Severability ......................................................28
   15.10   Additional Documents and Acts ...................................28
   15.11   Notices .........................................................28
   15.12   Amendments ......................................................28
   15.13   Multiple Counterparts ...........................................29

                LIMITED LIABILITY COMPANY OPERATING AGREEMENT OF
                          UNITED APPAREL VENTURES, LLC


     This Agreement, effective as of July 1, 2001, governs the relationship between the undersigned Members of United Apparel Ventures, LLC, a California limited liability company (the "LLC"), and between the LLC and the undersigned Members, pursuant to the Beverly-Killea Limited Liability Act as amended from time to time (the "Act"), and the Articles of Organization for the LLC. In consideration of their mutual promises, covenants, and agreements, the parties hereto do hereby promise, covenant, and agree as set forth herein.

                       ARTICLE I - - DEFINITIONS OF TERMS

     When used in this Agreement, the following terms shall have the meanings set forth below:

     1.1 "Affiliate" means, with respect to any Member, any Person, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with such Member. The term "control," as used in the immediately preceding sentence, means, with respect to a corporation the right to exercise directly or indirectly, 50% or more of the voting rights attributable to the controlled corporation, and, with respect to any partnership, trust, other entity or association, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled entity.

     1.2 "Agreement" means this Operating Agreement among the Members regulating the affairs of the LLC and the conduct of its business, as originally executed and as amended from time to time, and shall refer to this Agreement as a whole, unless the context otherwise requires.

     1.3 "Articles" means the Articles of Organization for the LLC which were filed with the Secretary of State of California on June 8, 2001, as File No. 20011510065, together with all amendments thereto or restatements thereof and shall mean the Articles as a whole unless the context otherwise requires.

     1.4 "Azteca" means Azteca Production International, Inc., a California corporation.

     1.5 "Auditor" means such firm of independent certified public accountants as may be engaged by the LLC from time to time to audit the financial statement of the LLC. Ernst & Young LLP shall be the initial Auditor.

     1.6 "Bankruptcy" means the occurrence of any of the events specified below with respect to a Member: (i) an assignment for the benefit of creditors; (ii) the application for or consent to the appointment of a receiver, trustee, liquidator or custodian or the like of its property; (iii) the commencement of a voluntary case under federal bankruptcy laws, any state insolvency law or similar laws of any country; (iv) the adjudication as a bankrupt or insolvent;
(v) the filing of an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization or insolvency proceeding, or the taking of any action for the purpose of effecting any of the foregoing or its insolvency; or
(vi) the petition of bankruptcy filed against it which is not dismissed within 90 days of filing.

     1.7 "Capital Account" means, with respect to any Member, the account maintained for such Member in accordance with the provisions of Section 3.6 hereof.

     1.8 "Capital Contribution" means, with respect to any Member, the aggregate amount of money and the fair market value (as determined in good faith by a majority of the authorized number of Managers) of any property, tangible or intangible (other than money) contributed to the LLC pursuant to Article III hereof with respect to the Membership Interest of such Member.

     1.9 "Cash Flow" means, for any period, such portion of the cash on hand or in bank accounts of the LLC, as a majority of the authorized number of Managers shall determine is available for distribution to the Members, after provision has been made for the current liabilities, obligations, and operating expenses of the LLC, and reserves have been established for obligations, liabilities, improvements, operating expenses and contingencies of the LLC, all as determined by a majority of the authorized number of Managers.

     1.10 "Code" means the Internal Revenue Code of 1986, as amended from time to time, the Treasury Regulations promulgated thereunder, or any corresponding provisions of any succeeding federal statute.

     1.11 "Covered Person" means any Member, Manager, any partners, employees, representatives or agents of any Member, Manager, and any officer, employee, partner, representative or agent of the LLC.

     1.12 "Economic Interest" means the right to share in the Profits, Losses and other tax items and to receive distributions from the LLC, but excludes Voting Rights and Information Rights except as provided in Section 17106 of the Act.

     1.13 "Information Rights" means the rights to inspect, copy or obtain information and documents concerning the affairs of the LLC as provided in
Section 2.7 hereof.

     1.14 "LLC" means United Apparel Ventures, LLC.

     1.15 "LLC Property" means property of the LLC, including without limitation, all real, personal, tangible or intangible property or any interests in such property.

     1.16 "Manager" means each Person elected to manage the LLC pursuant to
Article VI hereof.

     1.17 "Member" means each Person who has been admitted to the LLC as a Member in accordance with the Articles and this Agreement (other than any Person who has transferred its entire Membership Interest in accordance with this Agreement).

     1.18 "Member Loan" has the meaning set forth in Section 3.5.3 hereof.

     1.19 "Membership Interest" means the entire ownership interest of a Member in the LLC at any particular time, including, collectively, his Economic Interest, Voting Rights and Information Rights as provided in this Agreement, together with the obligation of such Member to comply with all terms and provisions of this Agreement. A Membership Interest constitutes personal property. A Member or assignee of any Economic Interest or Membership Interest has no interest in specific property of the LLC.

     1.20 "Person" means an individual, general partnership, limited partnership, other limited liability company, corporation, trust, estate, real estate investment trust and any other entity.

     1.21 "Prime Rate" means the rate of interest then most recently announced by Chase Manhattan Bank (or any successor thereto) as its prime or similar rate.

     1.22 "Profits and Losses" means the profits and losses of the LLC as determined by the certified public accountants then engaged by the LLC, in accordance with the accounting method followed by the LLC for federal income tax purposes, including without limitation, each item of LLC income, gain, loss, deduction, tax preference and credit, all as such terms or words are used in the Code.

     1.31 "TAG MEX, Inc." means TAG MEX, Inc., a California corporation.

     1.33 "[*]" means [*] and any Affiliate thereof.

     1.34 "Voting Rights" means those rights of a Members described in Article VI of this Agreement as they may be limited by the Articles or the Act, or of an assignee of a Membership Interest if the assignment thereof and such assignee becoming a substituted Member has been approved in accordance with Article VIII of this Agreement.

     1.35 Other terms are defined elsewhere in this Agreement as follows:

                   (a) "Act" - Preamble;

                   (b) "Additional Contribution" - Section 3.5.2;

                   (c) "Call Notice" - Section 3.5.2;

                   (d) "Call Period" - Section 3.5.2;

                   (e) "Commencement Date" - Section 2.9

                   (f) "Dispute Notice" - Article XIV;

                   (g) "Failing Member" - Section 3.5.3;

                   (h) "Member Loan" - Section 3.5.3;

[*] - CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                   (i) "Non-Failing Member" - Section 3.5.3;

                   (i) "Notice" - Section 15.11; and

                   (k) "Tax Matters Partner" - Article XII.


                       ARTICLE II - - INTRODUCTORY MATTERS

     2.1 Business of LLC.
         ----------------

     The LLC shall be authorized to engage in any lawful act or activity for which a limited liability company may be organized under the Act. Notwithstanding the foregoing, the purpose of the LLC shall be limited to the scope of the Production Share Terms attached hereto as Exhibit B ("Production Share Terms") and such other activities as may be reasonably necessary or advisable, as determined by a majority of the authorized number of Managers, to accomplish the foregoing purposes, and the parties hereto agree to be bound by such terms.

     2.2 Laws Governing the Agreement.
         -----------------------------

     This Agreement is subject to, and governed by, the mandatory provisions of the Act and the Articles. In the event of a direct conflict between the provisions of this Agreement and the mandatory provisions of the Act or the provisions of the Articles, such provisions of the Act or the Articles, as the case may be, shall be controlling.

     2.3 Term.
         -----

     The term of the LLC began upon the due filing of the Articles and shall continue until such date as the LLC is terminated as provided herein.

     2.4 Principal Place of Business.
         ----------------------------

     The principal place of business of the LLC shall be at 5804 E. Slauson Avenue, Commerce, California 90040, or at such other place as a majority of the authorized number of Managers shall from time to time determine.

     2.5 Agent for Service of Process.
         -----------------------------

     The agent for service of process for the LLC in California shall be Deborah
E. Greaves, Esq., having a business address of 5804 E. Slauson Avenue, Commerce, California 90040, or such other person as a majority of the authorized number of Managers shall from time to time determine.

     2.6 Required Maintenance of Records in California.
         ----------------------------------------------

     The LLC shall continuously maintain an office in the State of California which may, but need not be its principal executive office, and at which it shall keep:

              (a) A current list in alphabetical order of the full name and last known business address of each Member, and each holder of an Economic Interest, together with their respective Capital Contribution and Percentage Interest;

              (b) A copy of the filed Articles, together with any powers of attorney pursuant to which the Articles or any amendments thereto were executed;

              (c) Copies of the LLC's federal, state and local income tax returns or information returns and reports, if any, for the six most recent taxable years;

              (d) A copy of this Agreement, together with any powers of attorney pursuant to which this Agreement or any amendments thereto were executed;

              (e) Copies of financial statements of the LLC for the six most recent taxable years; and

              (f) The books and records of the LLC as they relate to its internal affairs as more particularly described in Section 11.1 herein for at least the current and past four taxable years.

     2.7 Records Subject to Inspection.
         ------------------------------

     Records kept pursuant to Section 2.6 are subject to inspection at the reasonable request of any Member (but not any assignee thereof who does not become a substitute Member, except such an assignee that has been approved by the Members) and its duly authorized representative during normal business hours. Copies of the records referenced in Section 2.6 shall also be provided at the reasonable request and expense of any Member (but not any assignee thereof who does not become a substitute Member, except such an assignee that has been approved by the Members).

     2.8 Foreign Qualification.
         ----------------------

     The Managers shall cause the LLC to be qualified or registered under assumed or fictitious name statutes or similar laws in any other jurisdiction in which such qualification or registration is necessary or required to conduct the LLC's business, except where the failure to do so would not have a material adverse effect on the LLC. Any Manager or other authorized representative shall execute, deliver and file any certificates (and any amendments and/or restatements thereof) necessary for the LLC to qualify to do business in a jurisdiction in which the LLC may wish to conduct business, except where the failure to do so would not have a material adverse effect on the LLC.

     2.9 Commencement of Operations.
         ---------------------------

     The operations of the LLC shall commence as of July 1, 2001 (the "Commencement Date") and shall be subject to the provisions of the Production Share Terms.

           ARTICLE III - - MEMBERS, CAPITAL CONTRIBUTIONS, ALLOCATIONS

     3.1 Initial Capital Contributions to the LLC.
         -----------------------------------------

     By October 15, 2001, each of TAG MEX and Azteca shall make a total initial Capital Contribution to the LLC of $100,000.00, as set forth in Exhibit A
                                                                ---------
hereto, in exchange for a Membership Interest of 50.1% and 49.9% respectively. The initial Capital Contribution shall be made in immediately available funds. TAG MEX and Azteca shall each bear their own legal and other costs incurred in connection with the formation of the LLC or this Agreement.

     3.2 Use of Proceeds.
         ----------------

     The proceeds of the Capital Contributions shall be used for working capital and otherwise for the operation of the LLC's business.

     3.3 Interests.
         ----------

     In the event of dissolution of the LLC, no Member shall have an interest in specific LLC Property. Except as set forth in this Agreement, no additional Membership Interest or other ownership interest of any kind or nature in the LLC (including any interest convertible into a Membership Interest) may be issued or transferred without the unanimous consent of the Members.

     3.4 Status of Capital Contributions.
         --------------------------------

         3.4.1 Except as otherwise provided in this Agreement, a Member's Capital Contributions may be returned, in whole or in part, at any time, only with the approval of all of the authorized number of Managers.

         3.4.2 Notwithstanding the foregoing, no return of a Member's Capital Contribution shall be made hereunder if such distribution would violate applicable law.

         3.4.3 No Member shall receive any interest, salary or drawing with respect to its Capital Contribution or its Capital Account or for services rendered to or on behalf of the LLC or otherwise in its capacity as a Member or otherwise, except as otherwise specifically provided in this Agreement.

         3.4.4 Except as otherwise provided by applicable law and subject to
Section 3.5 hereof, the Members shall be liable only to make those Capital Contributions as set forth in Section 3.1 hereof. After such Capital Contributions have been fully made pursuant to Sections 3.1 and 3.5 hereof, no Member shall be required to make any additional capital contributions at any time to the LLC.

     3.5 Financing and Additional Capital.
         ---------------------------------

         3.5.1 The Managers shall in good faith endeavor to secure financing for the LLC in such amounts and under such terms and conditions as the Managers deem in the best interest of the LLC.

         3.5.2 Each Member may be required to contribute additional capital to the LLC in accordance with this Section 3.5.2 ("Additional Contributions"). In the event that a majority of the authorized number of Managers determines that additional capital is required or advisable for the operation of the LLC, the Managers may give written notice (the "Call Notice") to each Member stating the aggregate amount of the Additional Contribution and each Member's share of the Additional Contribution based on its respective Membership Interest; provided that Additional Contributions in excess of $l,OOO,OOO in the aggregate during the term of this Agreement shall require the consent of all of the authorized number of Managers. Each Member shall within fifteen (15) days from the date of delivery of the Call Notice (the "Call Period") contribute to the LLC, in immediately available funds to an account designated in the Call Notice, its ratable share of the Additional Contribution.

         3.5.3 If a Member fails to contribute an amount equal to its ratable share of the Additional Contribution within the Call Period (the "Failing Member"), and if the other Member (the "Non-Failing Member") has made its entire required contribution, then the Non-Failing Member may, but need not, (a) withdraw from the LLC its most recent ratable contribution made pursuant to this
Section 3.5, in which case the LLC shall promptly repay the amount of such withdrawn contribution to the Non-Failing Member, and/or (b) make a loan to the LLC (a "Member Loan") in an amount equal to (i) some or all of the contribution which the Failing Member failed to make pursuant to this Section 3.5 and/or (ii) the contribution made by the Non-Failing Member, in which the case the contribution theretofore made by the Non-Failing Member shall be deemed instead to be part of the funds advanced in connection with making such Member Loan. If made, a Member Loan shall be due on demand, and shall bear interest at the rate of the lower of five (5) percentage points above the Prime Rate compounded annually or the highest lawful rate, with interest payable on the first day of each and every month following the making of the Member Loan.

         3.5.4 Until such time as the Member Loan is repaid in full, distributions to which the Failing Member would otherwise be entitled shall be paid to the Non-Failing Member and shall be deducted from the balance owing on the Member Loan. Until the Member Loan has been fully repaid, the Non-Failing Member which made such Member Loan shall have a lien on the Failing Member's Membership Interest as collateral for such repayment.

         3.5.5 Except as otherwise provided herein, no Member shall make any capital contribution to the LLC, and the LLC shall not accept any capital contribution nor shall it issue any additional Membership Interests.

     3.6 Capital Accounts.
         -----------------

         3.6.1 An individual Capital Account shall be established and maintained for each Member. The original Capital Account established for any Member who acquires a Membership Interest by virtue of an assignment or transfer in accordance with the terms of this Agreement shall be a pro-rata part of the Capital Account of the assignor represented by such percentage of the Membership Interest as is assigned to such assignee, and, for purposes of this Agreement, such Member shall be deemed to have made a proportionate amount of the

Capital Contributions made by the assignor of such Membership Interest (or made by any of such assignor's predecessors in interest).

         3.6.2 The Capital Account of each Member shall be maintained in accordance with the following provisions:

               (a) to such Member's Capital Account, there shall be credited the amount of any cash, and the fair market value (as determined in good faith by a majority of the authorized number of Managers) of any other property contributed by such Member to the capital of the LLC, such Member's distributive share of Profits and the amount of any LLC liabilities that are expressly assumed by such Member or that are secured by any LLC Property distributed to such Member;

               (b) to such Member's Capital Account, there shall be debited the amount of cash and the fair market value (as determined in good faith by a majority of the authorized number of Managers) of any LLC Property distributed to such Member pursuant to any provision of this Agreement, such Member's distributive share of Losses and the amount of any liabilities of such Member that are assumed by the LLC or that are secured by any property contributed by such Member to the LLC;

               (c) from time to time as they deem appropriate, a majority of the authorized number of Managers may make such modification to the manner in which the Capital Accounts are computed to comply with Treasury Regulation
     Section 1.704-l(b) provided that such modification is not likely to have a material effect on the amounts distributable to any Member pursuant to this Agreement; and

               (d) the foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulation Section 1.704-l(b), and shall be interpreted and applied in a manner consistent with such Regulation.

     3.7 Return of Capital Contributions.
         --------------------------------

     The Managers and Members shall not be personally liable for the return of the Capital Contributions of any Member, or any portion thereof, it being expressly understood that any such return shall be made solely from LLC Property, nor shall the Managers or Members be required to pay to the LLC or any Member any deficit in any Member's Capital Account upon dissolution or otherwise; provided, however, that any Member Loans made pursuant to Section 3.5 hereof shall be recourse obligations of the Failing Member upon dissolution of the LLC or otherwise.

     3.8 No Management.
         --------------

     A Member shall not be an agent of the LLC, nor can a Member bind, nor execute any instrument on behalf of, the LLC. A Member shall not participate in the management of the business or affairs of the LLC and, except as provided in this Agreement, shall not have any voting, consent or approval rights.

                  ARTICLE IV - - REPRESENTATIONS AND WARRANTIES

     4.1 Representations and Warranties of TAG MEX.
         ------------------------------------------

     TAG MEX hereby represents and warrants to Azteca and the LLC as follows:

          (a) Corporate Organization and Good Standing. TAG MEX is a corporation
              ----------------------------------------
     duly organized, validly existing and in good standing under the laws of the State of California. TAG MEX has the corporate power to own its properties and to conduct its business as now conducted and has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder.

          (b) Authority. The execution and delivery by TAG MEX of this Agreement
              ---------
     and the performance of the transactions contemplated hereby have been duly authorized by the Board of Directors of TAG MEX, and no further corporate action is necessary to authorize the execution and delivery of this Agreement and the performance of such transactions. This Agreement has been duly executed and delivered by TAG MEX and it constitutes a valid and binding agreement of TAG MEX enforceable in accordance with its respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

          (c) No Conflict. Neither the execution and delivery of this Agreement
              -----------
     nor the performance by TAG MEX of its obligations hereunder will (i) violate or conflict with any of the provisions of the Articles of Incorporation or ByLaws of TAG MEX, (ii) with or without the giving of notice or the lapse of time or both, violate or constitute a default under any mortgage, indenture, deed of trust, lease, contract, agreement, license or other instrument or any provision of law, order, judgment or ruling of any governmental authority to which it is a party or by which its property is bound, or (iii) result in the creation of any mortgage, pledge, lien, charge or encumbrance upon any of its assets or the loss of any license or other contractual right with respect thereto; except for such violations, defaults or encumbrances under clauses (ii) or (iii) that would not individually or in the aggregate constitute an adverse material effect on the business, financial condition or assets of TAG MEX and its Affiliates as a whole.

          (d) Approvals. The consummation of the transactions contemplated by
              ---------
     this Agreement do not require the consent, approval or authorization of any governmental or regulatory authority or any other person under any permit, license, agreement, indenture or other instrument to which TAG MEX is a party or which any of its properties is subject, and no declaration, filing or registration with any governmental or regulatory authority is required in connection with such transactions.

          (e) Principal Place of Business. TAG MEX's principal place of business
              ---------------------------
     is in the State of California, and it has no present intention of moving its principal place of business to any other state or jurisdiction.

          (f) Knowledge of LLC's Business. In deciding to acquire a Membership
              ---------------------------
     Interest, TAG MEX has relied on its own knowledge of the proposed business of the LLC. All documents, records and books pertaining to this investment have been made available to TAG MEX for inspection.

          (g) Investment Risk. TAG MEX acknowledges that an investment in the
              ---------------
     LLC involves a high degree of risk due to numerous factors and that TAG MEX is capable of bearing such risk. TAG MEX acknowledges that there is no market for the Membership Interests, that such a market is unlikely to develop and that TAG MEX may not be able to liquidate the investment. TAG MEX acknowledges that the LLC is under no obligation to register the Membership Interest issued to TAG MEX or to assist TAG MEX in complying with an exemption from the registration requirements of federal or state securities laws.

          (h) Tax Risk. TAG MEX acknowledges that the LLC is a "pass through"
              --------
     entity and as such, TAG MEX will be directly taxed on TAG MEX's allocable share of the LLC's profits regardless of whether distributions are made to TAG MEX.

          (i) Investment Intention. TAG MEX has acquired the Membership Interest
              --------------------
     issued to TAG MEX solely for TAG MEX's own account for investment and not with a view to or for distribution thereof, and TAG MEX shall not transfer the Membership Interest without registration under the Securities Act of 1933, as amended, and applicable state securities laws, or an exemption therefrom.

          (j) Experience. TAG MEX either (i) has a pre-existing personal or
              ----------
     business relationship with the LLC or any of its Managers or controlling persons, which relationship consists of personal or business contacts of a nature and duration such as would enable a reasonably prudent investor to be aware of the character, business acumen and general business and financial circumstances of the person with whom such relationship exists; or (ii) has such business or financial experience such that TAG MEX can be reasonable assumed to have the capacity to protect TAG MEX's own interests in connection with the purchase of the Membership Interest issued to it.

     4.2 Representations and Warranties of Azteca.
         ----------------------------------------

     Azteca hereby represents and warrants to the other Members and the LLC:

          (a) Corporate Organization and Good Standing. Azteca is a corporation
              ----------------------------------------
     duly organized, validly existing and in good standing under the laws of the State of California. Azteca has the corporate power to own its properties and to conduct its business as now conducted and has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder.

          (b) Authority. The execution and delivery by Azteca of this Agreement
              ---------
     and the performance of the transactions contemplated hereby have been duly authorized by the Board of Directors of Azteca, and no further corporate action is necessary to authorize the execution and delivery of this Agreement and the performance of such transactions. This Agreement has been duly executed and delivered by Azteca and it constitutes a valid and binding agreement of Azteca enforceable in accordance with its respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

          (c) No Conflict. Neither the execution and delivery of this Agreement
              -----------
     nor the performance by Azteca of its obligations hereunder will (i) violate or conflict with any of the provisions of the Articles of Incorporation or By-Laws of Azteca, (ii) with or without the giving of notice or the lapse of time or both, violate or constitute a default under any mortgage, indenture, deed of trust, lease, contract, agreement, license or other instrument or any provision of law, order, judgment or ruling of any governmental authority to which it is a party or by which its property is bound, or (iii) result in the creation of any mortgage, pledge, lien, charge or encumbrance upon any of its assets or the loss of any license or other contractual right with respect thereto; except for such violations, defaults or encumbrances under clauses (ii) or (iii) that would not individually or in the aggregate constitute an adverse material effect on the business, financial condition or assets of Azteca and its Affiliates as a whole.

          (d) Approvals. The consummation of the transactions contemplated by
              ---------
     this Agreement do not require the consent, approval or authorization of any governmental or regulatory authority or any other person under any permit, license, agreement, indenture or other instrument to which Azteca is a party or which any of its properties is subject, and no declaration, filing or registration with any governmental or regulatory authority is required in connection with such transactions.

          (e) Principal Place of Business. Azteca's principal place of business
              ---------------------------
     is in the State of California, and it has no present intention of moving its principal place of business to any other state or jurisdiction.

          (f) Knowledpe of LLC's Business. In deciding to acquire a Membership
              ---------------------------
     Interest, Azteca has relied on its own knowledge of the proposed business of the LLC. All documents, records and books pertaining to this investment have been made available to Azteca for inspection.

          (g) Investment Risk. Azteca acknowledges that an investment in the LLC
              ---------------
     involves a high degree of risk due to numerous factors and that Azteca is capable of bearing such risk. Azteca acknowledges that there is no market for the Membership Interests, that such a market is unlikely to develop and that Azteca may not be able to liquidate the investment. Azteca acknowledges that the LLC is under no obligation to register the Membership Interest issued to Azteca or to assist Azteca in complying with an exemption from the registration requirements of federal or state securities laws.

              (h) Tax Risk. Azteca acknowledges that the LLC is a "pass through"
                  --------
     entity and as such, Azteca will be directly taxed on Azteca's allocable share of the LLC's profits regardless of whether distributions are made to Azteca.

              (i) Investment Intention. Azteca has acquired the Membership
                  --------------------
     Interest issued to Azteca solely for Azteca's own account for investment and not with a view to or for distribution thereof, and Azteca shall not transfer the Membership Interest without registration under the Securities Act of 1933, as amended, and applicable state securities laws, or an exemption therefrom.

              (j) Experience. Azteca either (i) has a pre-existing personal or
                  ----------
     business relationship with the LLC or any of its Managers or controlling persons, which relationship consists of personal or business contacts of a nature and duration such as would enable a reasonably prudent investor to be aware of the character, business acumen and general business and financial circumstances of the person with whom such relationship exists; or (ii) has such business or financial experience such that Azteca can be reasonable assumed to have the capacity to protect Azteca's own interests in connection with the purchase of the Membership Interest issued to it.

              (k) Formation of LLC; No Liabilities. The LLC is a limited
                  --------------------------------
     liability company duly organized, validly existing, and in good standing under the laws of the State of California. Except for obligations or liabilities incurred in connection with its organization, the LLC has not incurred, directly or indirectly, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person. The LLC has not heretofore issued any Membership Interests or rights thereto.

                    ARTICLE V - ALLOCATIONS AND DISTRIBUTIONS

     5.1 Allocations of Profits and Losses.
         ---------------------------------

         The Profits and Losses shall be allocated for each fiscal year to the Members in accordance with their Membership Interests as set forth on Exhibit
                                                                       -------
 A.
 -

     5.2 Time of Allocation.
         ------------------

     All allocations of Profits and Losses made pursuant to Section 5.1 shall be made as of the last day of each fiscal year of the LLC; provided, however, that
                                                        --------  -------
if during any fiscal year of the LLC or any portion thereof there is for any reason a change in any Member's Membership Interest in the LLC, the Profits and Losses for such year shall be allocated among the Members based upon the number of days during such period that such Member was the owner of such interest or in such other manner as a majority of the authorized number of Managers deem appropriate in accordance with the requirements of the Code and of Treasury Regulations issued pursuant thereto.

     5.3 Distributions of Cash Flow.
         --------------------------

     Distributions of Cash Flow (if there is then no balance outstanding on a Member Loan) shall be made in the following order:

         5.3.1 First, to the extent of Cash Flow, distributions shall be made to enable the Members to make timely quarterly payments of estimated tax and payments of the balance of federal, state and local income taxes, as the case may be, on or before the original due date of the corporate income tax returns, on the passed-through income of each fiscal year, based on the aggregate of the highest marginal corporate federal, state and local income tax rates, as the case may be, applicable to such fiscal year, provided that all such distributions shall be in accordance with their respective allocations made theretofore pursuant to Section 5.1 hereof.

         5.3.2 Second, to the extent of Cash Flow after distributions are made pursuant to paragraph 5.3.1 hereof, and upon prior approval of a majority of the authorized number of Managers, to the Members in accordance with their respective allocations made theretofore pursuant to Section 5.1 hereof.

         5.3.3 Notwithstanding the foregoing, in the event a Member Loan is outstanding at the time a distribution is made, the distribution to which the Failing Member would otherwise be entitled shall be paid to the Non-Failing Member and shall be deducted from the balance owing on the Member Loan.

     5.4 Limitations on Distributions.
         ----------------------------

     Anything contained herein to the contrary notwithstanding, the LLC shall not make a distribution to any Member on account of its Membership Interest if such distribution would violate the Act or other applicable law or any restrictions in any of the LLC's loan agreements.

     5.5 Amounts Withheld.
         ----------------

     All amounts of federal, state and local income taxes, personal property taxes, unincorporated business taxes or other taxes withheld from, or required to be paid with respect to, any distribution or amount distributable to a Member, because of that Member's status or otherwise, shall be treated as amounts distributed to such Member for all purposes under this Agreement.

     5.6 Tax Allocations: Section 704(c) of the Code.
         -------------------------------------------

         5.6.1 The income, gains, losses, deductions and expenses of the LLC shall be allocated, for federal, state and local income tax purposes, among the Members in accordance with the allocation of such income, gains, losses, deductions and expenses among the Members for computing their Capital Accounts, except that if any such allocation is not permitted by the Code or other applicable law, the LLC's subsequent income, gains, losses, deductions and expenses shall be allocated among the Members so as to reflect as nearly as possible the allocation set forth herein in computing their Capital Accounts.

              5.6.2 In accordance with Section 704(c) of the Code and the Treasury Regulations thereunder, income, gain, loss, deduction and expense with respect to any property contributed to the capital of the LLC shall, solely for income tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the LLC for federal income tax purposes and its fair market value at the time of contribution.

              5.6.3 Any elections or other decisions relating to such allocations shall be made by a majority of the authorized number of Managers in any manner that reasonably reflects the purpose and intent of this Agreement.

              5.6.4 A majority of the authorized number of Managers may elect to adjust the basis of LLC Property for federal income tax purposes in accordance with Section 744 of the Code, in the event of a distribution of LLC Property as described in Section 734 of the Code or a transfer of a Membership Interest described in Section 743 of the Code. In the event that any Member requests to make any such election, a majority of the authorized number of Managers may require the Member so benefited thereby to pay the additional annual accounting costs incurred as a result of making such election.

   ARTICLE VI - - MANAGEMENT OF THE LLC, CONTROL OF THE BUSINESS, OFFICERS

         6.1  Management of the LLC and Election of the Managers.
              --------------------------------------------------

              6.1.1  Management of the LLC by the Managers. As provided in
                     -------------------------------------
 the Articles, all powers of the LLC shall be exercised by or under the authority of, and the business and affairs of the LLC shall be managed by or under the direction of, the Managers, unless otherwise provided in the Act, the Articles, or this Agreement. Management of the LLC shall be vested in three Managers. TAG MEX shall have the right to elect two Managers and Azteca shall have the right to elect one Manager. A Member shall not participate in the day-to-day operation of the business affairs of the LLC. A Manager need not be a Member.

              6.1.2 Election of the Managers by the Members. TAG MEX hereby
                    ---------------------------------------
 elects Gerard Guez and Eddy Yuen as Managers, and Azteca hereby elects Hubert Guez as a Manager, each to serve as Managers until the earliest of (i) the election of different Manager(s) by the electing Member, or (ii) the date upon which such Manager resigns or becomes disabled and unable to serve, whereupon the Member that has appointed such Manager shall be entitled to elect a successor. A Manager may resign at any time upon written notice to the LLC.

         6.2   Powers of the Managers.
               ----------------------

               6.2.1  Powers of the Managers. The Managers shall have all
                      ----------------------
 necessary powers to carry out the purposes, business, and objectives of the LLC, including, but not limited to, the right to enter into and carry out contracts of all kinds; to employ employees, agents, consultants and advisors on behalf of the LLC; to lend or borrow money and to issue evidences of indebtedness; to bring and defend actions in law or at equity; and to buy, own, manage, sell, lease, mortgage, pledge or otherwise acquire or dispose of the LLC property. The Managers may, on behalf of the LLC, enter into contracts with Affiliates; provided, however, such contracts are on the same terms and conditions that would be available from an independent responsible third party that is willing to perform the requested service. Without limiting the generality of this Section 6.2. I, the Managers and each of them shall have power and authority to act on behalf of the LLC subject to the limitations of the Act and the limitations set forth herein.

               6.2.2 Powers Requiring Maiority Consent. The following shall
                     ---------------------------------
require the consent of a majority of the authorized number of Managers, except as may otherwise be provided herein:

                    (a) sale, exchange, lease, mortgage, pledge, or other
               transfer of, or granting of a security interest in, any asset or property, except in the ordinary course of the LLC's business;

                    (b) incur indebtedness, other than trade payables incurred in the ordinary course of the LLC's business;

                    (c) adoption, modification or repeal of the LLC's investment policy;

                    (d) investment of funds (by way of example but not
               limitation) in time deposits, short-term governmental obligations, commercial paper or otherwise, . except in accordance with the investment policy of the LLC;

                    (e) making of one or a series of related capital
               expenditures in excess of $25,000.00;

                    (f) making of one or a series of related non-capital
               expenditures in excess of $25,000.00, other than purchases of raw materials or finished goods to fulfill purchase orders issued in the ordinary course of the LLC's business;

                    (g) reimbursement of expenses incurred by any Covered Person outside the ordinary course of the LLC's business;

                    (h) appointment and removal of the Auditor, accountants,
               legal counsel, managing agents or other experts to perform services on behalf of the LLC;

                    (i) election or removal of officers;

                    (j)  payment of any compensation to any Manager or officer;

                    (k) any other transaction described in this Agreement or the
               Act as requiring the consent of the Managers, except as set forth in Section 6.2.3 below; or

                    (1) an agreement to do any of the foregoing.

              6.2.3 Limitations on Power of Managers in Extraordinary
                    -------------------------------------------------
Transactions. The following shall require the consent of all of the authorized
------------
number of Managers, except as may otherwise be provided herein:

                    (a) sale, exchange or other disposition of all, or
               substantially all, of the LLC's assets occurring as part of a single transaction or plan; the merger of the LLC with any Person; or the issuance of additional membership interests;

                    (b) the grant of bonuses to, and changes in compensation of, individuals earning $100,000 or more per year; and the hiring and firing of individuals with annual compensation of $100,000 per year (including the negotiation and execution of employment agreements);

                    (c) the guaranty of any obligations of a third party in
               excess of $10,000;

                    (d) any other transaction described in this Agreement or the
               Act as requiring the consent of all of the Members or all the Managers; or

                    (e) an agreement to do any of the foregoing.

         6.3   Managers as Agents of the LLC.
               -----------------------------

         The Managers are agents of the LLC for the purpose of its business and for the purpose of the execution in the name of the LLC of any instrument for apparently carrying on in the usual way the day-to-day business of the LLC and such execution binds the LLC, unless such act is in contravention of the Articles or this Agreement or unless the Manager so acting otherwise lacks the authority to act for the LLC and the person with whom the Manager is dealing has knowledge of the fact that the Manager has no such authority.

         6.4   Acts of the Managers as Conclusive Evidence of Authority.
               --------------------------------------------------------

         Every contract, deed, mortgage, lease and other instrument executed by a duly elected Manager shall be conclusive evidence in favor of every person relying thereon or claiming thereunder that at the time of the delivery thereof
 (a) the LLC was in existence, (b) neither this Agreement nor the Articles had been amended in any manner so as to restrict the delegation of authority among Members or the Managers, and (c) the execution and delivery of such instrument was duly authorized by Members and/or the Managers as required by this Agreement.

         6.5   Officers.

               6.5.1 Election of Officers. The LLC may have officers. The
                     --------------------
 officers of the LLC, if deemed necessary by a majority of the authorized number of Managers, shall be the chief executive officer, president, vice president, secretary, and chief financial officer, and such other officers as may be deemed appropriate by a majority of the authorized number of Managers. Any individual may hold any number of offices. No officer need be a resident of the State of California or citizen of the United States. The officers shall exercise such powers and perform such duties as specified in this Agreement and as shall be determined from time to time by a majority of the authorized number of Managers.

               6.5.2 Term, Removal and Filling of Vacancy of Officers. The
                     ------------------------------------------------
officers shall be elected by a majority of the authorized number of Managers. The officers of the LLC shall hold office until their successors are chosen and qualified. Any officer may be removed at any time by a majority of the authorized number of Managers. Any vacancy occurring in any office of the LLC shall be filled as provided by a majority of the authorized number of Managers.

               6.5.3 Salaries of Officers. The salaries of all officers and
                     --------------------
agents of the LLC shall be fixed by a majority of the authorized number of Managers.

               6.5.4 Duties and Powers of Chief Executive Officer and President.
                     ----------------------------------------------------------
Either the president or the chief executive officer of the LLC shall preside at all meetings of the Members, shall have general and active management of the business of the LLC and shall see that all orders and resolutions of the Members and the Managers are carried into effect. The president shall have an affirmative duty to adequately protect the LLC from any and all liability, including, but not limited to, acquiring appropriate insurance coverage. Hubert Guez is hereby elected to serve as president and chief executive officer of the LLC until removed or replaced in accordance with this Agreement.

               6.5.5 Duties and Powers of Vice-President. The vice-president,
                     -----------------------------------
or if there shall be more than one, the vice presidents, in the order determined by a majority of the authorized number of Managers, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president and shall perform such other duties and have such other powers as may be prescribed by a majority of the authorized number of Managers.

               6.5.6 Duties and Powers of Secretary. The secretary shall
                     ------------------------------
attend all meetings of the Managers and all meetings of the Members, and shall record all the proceedings of such meetings in a book to be kept for that purpose. The secretary shall give, or cause to be given, if required, notice of the meetings of the Managers and the meetings of the Members, and shall perform such other duties as may be prescribed by the Managers or the president, under whose supervision the secretary shall be. The secretary shall have custody of the seal and the secretary shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his signature. The Managers may give general authority to any other officer to affix the seal of the LLC and to attest the affixing by his signature. Deborah Greaves is hereby elected to serve as secretary of the LLC until removed or replaced in accordance with this Agreement.

                  6.5.7 Duties and Powers of Chief Financial Officer. The chief
                        --------------------------------------------
financial officer shall have the custody of the funds and securities of the LLC, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the LLC, and shall deposit all moneys and other valuable effects in the name and to the credit of the LLC in such depositories as may be designated by the Managers. Wilfred Kalmar is hereby elected to serve as chief financial officer of the LLC until removed or replaced in accordance with this Agreement.

     The chief financial officer shall disburse the funds of the LLC as may be ordered by a Manager, taking proper vouchers for such disbursements, and shall render to the president and any Manager, when requested, an account of all his transactions as chief financial officer and of the financial condition of the LLC.

     6.6 Limitations on Liability of the Managers and Officers.
         -----------------------------------------------------

     The Managers and officers shall not be liable to the LLC or Members for any loss or damage resulting from any mistake of fact or judgment or any act or failure to act unless the mistake, act or failure to act results directly from fraud, willful misconduct or gross negligence. The Managers and officers shall be indemnified pursuant to Article XIII hereof.

     6.7 Other Activities of the Members and Managers Permitted.
         ------------------------------------------------------

     The Members and the Managers and their respective Affiliates may engage or invest, independently or with others, in any business activity of any type or description, including without limitation those that might be the same as or similar to the LLC's business and that might be in direct or indirect competition with the LLC. Neither the Members nor the Managers shall be obligated to present any investment opportunity or prospective economic advantage to the LLC, even if the opportunity is of a character that, if presented to the LLC, could be taken by the LLC. The Members and the Managers shall have the right to hold any investment opportunity or prospective economic advantage for their own account or to recommend such opportunity to Persons other than the LLC. Neither the LLC nor any other Member or Manager, as the case may be, shall have any right in or to such other venture or activities or opportunities or to the income or proceeds derived therefrom. Each Member and Manager acknowledges that the other Members and Managers and their respective Affiliates own and/or manage other businesses, including businesses that may compete with the LLC and for the Members' and/or the Managers' time. Each Member and each Manager hereby waives any and all rights and claims which he may otherwise have against the other Members and/or Managers, as the case may be, and their respective Affiliates as a result of any of such activities. Notwithstanding anything in this Section 6.7, in no event shall either Member or any Affiliate thereof (other than the LLC) develop or produce any woven apparel for [*].

     6.8 Transactions Between the LLC and the Managers and Members.
         ---------------------------------------------------------

     No contract or other transaction between the LLC and one or more of its Managers or Members (or any affiliate of a Manager or Member), or between the LLC and any entity in which one or more of its Managers or Members (or any affiliate of a Manager or Member) has a material financial interest (for this purpose, compensation as a Manager, officer, employee or agent of the LLC or acting as a director, general partner or Manager of an entity is treated as a material financial interest), is either void or voidable because such Manager, Member or affiliate or such entity is a party or because the interested Manager is present and votes at the meeting of the Managers which authorizes, approves or ratifies the contract or transaction, if:

[*] - CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

          (a) Such contract or transaction is authorized, approved or ratified in good faith by all of the Managers other than the interested Manager, and the material facts as to the transaction and as to the interest of such Manager, Member or affiliate are fully disclosed or known to the Managers who so approved, authorized or ratified the contract or transaction; or

          (b) Such contract or transaction is authorized, approved or ratified in good faith by a majority of the authorized number of Managers (it being agreed that the vote of the interested Manager shall be counted) and the material facts as to the transaction and as to the interest of such Manager, Member or affiliate are fully disclosed or known to the Managers who approve, authorize or ratify the contract or transaction, and the contract or transaction is just and reasonable as to the LLC at the time it is authorized, approved or ratified.

     For purposes of this Section, an "interested Manager" is a Manager who has, or whose affiliate has, a material financial interest in the contract or transaction being approved.

     6.9 Devotion of Time.
         ----------------

     The Managers are not obligated to devote all of their time or business efforts to the affairs of the LLC. The Managers shall devote whatever time, effort, and skill as they deem appropriate for the operation of the LLC.

                             ARTICLE VII -- MEETINGS

     7.1 Meetings of the Members.
         -----------------------

         7.1.1 The Members are not required to hold meetings. Decisions may be reached through one or more informal consultations followed by agreement among the Members, provided that both Members are consulted (although both Members need not be present during a particular consultation), or by a written consent signed by the Members. In the event that the Members desire to hold a meeting, formal notice of the meeting shall not be required.

         7.1.2 Members may participate in the meeting through the use of a conference telephone or similar communications equipment, provided that all Members participating in the meeting can hear one another.

         7.1.3 The Members shall keep or cause to be kept with the books and records of the LLC full and accurate minutes of all meetings, notices of meetings, when given, and all written consent in lieu of meetings.

     7.2 Meetings of the Managers.
         ------------------------

         7.2.1 The Managers are not required to hold meetings. Decisions may be reached through one or more informal consultations followed by agreement among the Managers, provided that all Managers are consulted (although all Managers need not be present during a particular consultation), or by a written consent signed by the minimum number of Managers needed to approve the decision. In the event that the Managers desire to hold a meeting, formal notice of the meeting shall not be required. Managers may participate in the meeting through the use of a conference telephone or similar communications equipment, provided that all Managers participating in the meeting can hear one another.

     7.2.2 The Managers shall keep or cause to be kept with the books and records of the LLC full and accurate minutes of all meetings, notices of meetings, when given, and all written consent in lieu of meetings.

             ARTICLE VIII - - TRANSFER AND ASSIGNMENT OF MEMBERSHIP
                    INTERESTS, ECONOMIC INTERESTS AND RIGHTS

     8.1 Transfer and Assignment of Membership Interests or Economic Interests.
         ---------------------------------------------------------------------

     No Member shall be entitled to assign, convey, sell, encumber or in any way alienate all or any part of its Membership Interest or Economic Interest in the LLC or withdraw as a Member except with the prior written consent of the other Member, which consent may be given or withheld, conditioned or delayed, in its sole discretion. Transfers in violation of this Section 8.1 shall not be effective.

     8.2 Further Restrictions on Transfer of Membership Interests.
         --------------------------------------------------------

     In addition to other restrictions found in this Agreement, no Member shall assign, convey, sell, encumber or in any way alienate all or any part of its Membership Interest, (a) without registration under applicable federal and state securities laws, unless its delivers an opinion of counsel satisfactory to the LLC (or otherwise reasonably satisfies the LLC) that registration under such laws is not required, or (b) if the Membership Interest to be sold or exchanged when added to the total of all other Membership Interests sold or exchanged during the preceding 12 consecutive months, would result in the termination of the LLC under Section 708 of the Code or any similar provision of the Code, except to the extent that this limitation is waived by the other Member. Any permitted transferee of a Membership Interest in the LLC shall take such Membership Interest subject to the restrictions on transfer imposed by this Agreement.

     8.3 Substitution of Members After Transfer of Membership Interest.
         -------------------------------------------------------------

     A transferee of a Membership Interest shall have the right to become a substitute Member only if (a) the written consent of the Members has been obtained (which consent may be given or withheld, conditioned or delayed, in their sole discretion) for such substitution and the securities and tax requirements hereof are met, (b) the transferee executes an instrument satisfactory to all Members accepting and adopting the terms and provisions of this Agreement, and (c) the transferee pays all expenses in connection with his admission as a new Member. A transferee who becomes a substituted Member has, to the extent assigned, the rights and powers of a Member under the Articles, this Agreement and the Act. A transferee who becomes a substituted member is also liable for Capital Contribution obligations and to return any unlawful distributions made to the transferor.

     8.4 Effective Date of Permitted Transfers.
         -------------------------------------

     Any permitted transfer of all or any portion of a Membership Interest in the LLC will, except as otherwise determined by all of the Members, take effect on the first day of the month following receipt by the Members of written notice of transfer.

     8.5 Effect of Transfers of Economic Interest.
         ----------------------------------------

     Upon any transfer of an Economic Interest in the LLC to a transferee who does not become a substitute Member, the transferee shall have no right to participate in the management of the business and affairs of the LLC or to become a Member, but such transferee shall only be entitled to receive the share of Profits, Losses and distributions to which the transferor of such Economic lnterest in the LLC would otherwise be entitled. Unless and until the transferee of an Economic Interest in the LLC becomes a Member, the transferor shall continue to be a Member and to have the power to exercise any rights and powers of a Member, including the right to vote, with respect to the transferred Economic Interest. Such transfer of an Economic Interest in the LLC is subject to the consent required in Section 8.1 above.

     8.6 Consequences of Pledge or Grant of Security Interest.
         ----------------------------------------------------
     The pledge or granting of a security interest, lien or other encumbrance in or against any or all of a Membership Interest or an Economic Interest is subject to the consent required in Section 8.1 above and shall not cause the Member to cease to be a Member or to grant anyone else the power to exercise any rights or powers of a Member.

                             ARTICLE IX - - RESERVED

                    ARTICLE X - - DISSOLUTION AND WINDING UP

     10.1 Conditions of Dissolution.
          -------------------------

     The LLC shall be dissolved, its assets shall be disposed of, and its affairs wound up on the first to occur of the following:

          (a) a unanimous determination by the Members that the LLC shall be dissolved and wound up;

          (b) 180 days following written notice by any Member to the other Member that it wishes the LLC to be dissolved and wound up;

          (c) the Bankruptcy of a Member;

          (d) as provided in Section 15.12;

          (e) the sale of all or substantially all of the assets of the LLC;

          (f) the entry of a decree of judicial dissolution by a court of competent jurisdiction providing for the dissolution of the LLC; or

          (g) the occurrence of any other event which causes the dissolution of the LLC by operation of law.

     10.2 Order of Payment of Liabilities Upon Dissolution.
          ------------------------------------------------

     In settling accounts of the LLC after dissolution, Members shall settle the liabilities of the LLC with payments in the following order, as required by the
Act:

          (a) to creditors other than Members, in the order of priority as provided by law;

          (b) to creditors who are Members; and

          (c) to Members in accordance with their respective positive adjusted Capital Account balances.

     10.3 Limitations on Payments Made on Dissolution.
          -------------------------------------------

     Except as otherwise specifically provided in this Agreement, each Member shall be entitled to look solely at the assets of the LLC for the return of his positive adjusted Capital Account balance.

     10.4 Liquidation.
          -----------

     Upon the dissolution of the LLC, the assets of the LLC shall be liquidated as promptly as shall be practicable. A Member shall be permitted to purchase any or all of the assets of the LLC based on the fair market value thereof (as determined in good faith by a majority of the authorized number of Managers).

     10.5 Termination of Covenants.
          ------------------------

     Upon dissolution and winding up of the LLC, this Agreement, including, without limitation, all covenants of the parties hereto contained herein, shall terminate.

   ARTICLE XI - - BOOKS AND RECORDS, FISCAL YEAR, ACCOUNTING; BANKING; REPORTS

     11.1 Books, Records and Financial Statements.
          ---------------------------------------

     At all times during the continuance of the LLC, the LLC shall maintain, at its principal place of business, separate books of account for the LLC that shall show a true and accurate record of all costs and expenses incurred, all charges made, all credits made and received and all income derived in connection with the operation of the LLC's business. Such books of account shall be open to inspection and examination during regular business hours by each

Member and its duly authorized representative for any purpose. Any such inspection and examination shall be conducted in a manner that does not unreasonably interfere with the other business activities being conducted at the offices of the LLC.

     11.2 Fiscal Year.
          -----------

     The fiscal year of the LLC shall commence January 1 and terminate on December 31 of the same calendar year.

     11.3 Accounting; Accounting Method.
          -----------------------------

     For tax reporting purposes of determining Profits and Losses, the books and records of the LLC shall be kept on the accrual method of accounting in accordance with generally accepted accounting principles consistently applied. The books of account and records of the LLC shall be prepared by the LLC and audited by the Auditor. All LLC accounting policy issues shall be subject to final approval by TAG MEX.

     11.4 Management Reports.
          ------------------

     As soon as practicable, after the end of each fiscal quarter year (except for the fourth quarter), but not later than thirty (30) days after the end of each such fiscal quarter, the LLC shall cause to be prepared and shall provide to the Managers and each of the Members quarterly statements, including statements of Profits and Losses, Cash Flow and balance sheets. The LLC shall provide the aforementioned reports to the Managers within forty-five (45) days after the end of the fourth quarter.

     11.5 Financial Statements and Tax Information.
          ----------------------------------------

     As soon as practicable after the end of each fiscal year, but not later than sixty (60) days after such end:

          (a) The financial statements of the LLC shall be prepared by the LLC and audited by the Auditor, and such financial statements shall be accompanied by a report of the Auditor, containing its opinion that such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied. The costs of preparation of such statements shall be an expense of the LLC. A copy of the financial statements and the report of the Auditor shall be furnished to each Member within ten (10) business days after their receipt by the Managers.

          (b) The information necessary for the preparation by each Member of its federal, state and other income tax returns shall be prepared by the accountants for the LLC and delivered by Managers to each Member.

                           ARTICLE XII - - TAX MATTERS

     TAG MEX is hereby designated as the "Tax Matters Partner" (as such term is defined in the Code and the Treasury Regulations promulgated thereunder) for purposes of federal and state income tax matters. In the event of TAG MEX's failure to act as Tax Matters Partner, Azteca without further action, shall become the Tax Matters Partner. The Tax Matters Partner shall cause the preparation and timely filing of all tax returns required to be filed by the LLC pursuant to the Code and all other tax returns deemed by it to be necessary and required in each jurisdiction in which the LLC does business.

                        ARTICLE XIII - - INDEMNIFICATION

     13.1 Liability of Members.
          --------------------

          13.1.1 Except as otherwise provided by the Act, the debts, obligations and liabilities of the LLC, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the LLC, and no Covered Person shall be obligated personally for any such debt, obligation, or liability of the LLC solely by reason of being a Covered Person.

          13.1.2 Except as otherwise expressly required by law, a Member, in its capacity as such, shall have no liability in excess of (a) the amount of its required Capital Contribution, (b) its share of any assets and undistributed Profits of the LLC, (c) its obligation to make other payments expressly provided for in this Agreement, if any, and (d) the amount of any distributions wrongfully made to it.

     13.2 Liability of Managers.
          ---------------------

     The Managers shall not be liable, in damages or otherwise, to the LLC or any Member for any act or failure to act by the Managers which act was within the scope of the authority conferred on the Managers by this Agreement, unless such act or omission constituted fraud, willful misconduct or gross negligence. The Managers shall be indemnified by the LLC against liability for any claim, demand, tax penalty, loss, damage, liability or expense (including, without limitation, amounts paid in settlement, reasonable costs of investigation and reasonable legal fees and expenses) resulting from any threatened, pending or completed action, suit or proceeding naming as a defendant any Manager by reason of acts of omissions by him within the scope of his authority as set forth in this Agreement, provided his actions did not constitute fraud, willful misconduct or gross negligence.

     13.3 Exculpation.
          -----------

          13.3.1 No Covered Person shall be liable to the LLC or any other Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person on behalf of the LLC and in a manner reasonably within the scope of authority conferred on such Covered Person by this Agreement or otherwise, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person' fraud, willful misconduct or gross negligence.

          13.3.2 A Covered Person shall be fully protected in relying in good faith upon the records maintained by the LLC and upon such information, opinions, reports or statements presented to the LLC by any Person as to matters reasonably within such other Person's professional or expert competence, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, Profits, Losses or distributions or any other facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid.

     13.4 Fiduciary Duty.
          --------------
          13.4.1 To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the LLC or to any other Covered Person, a Covered Person acting under this Agreement shall not be liable to the LLC or to any other covered Person for its good faith reliance on the provisions of this Agreement.

          13.4.2 Unless otherwise expressly provided herein, whenever a conflict of interest exists or arises between Covered Persons, the Covered Person shall resolve such conflict of interest in good faith, considering in each case (a) the relative interests of each party (including its own interests) in such conflict, agreement, transaction or situation, (b) the benefits and burdens relating to such interests, (c) any customary or accepted industry practices,
(d) any applicable generally accepted accounting practices or principles, and
(e) in the case of any transaction, the terms of similar transactions among unrelated third parties. In the absence of bad faith by the Covered Person, the resolution, action or terms so made, taken or provided by the Covered Person shall not constitute a breach of this Agreement or any other-agreement contemplated herein or of any duty or obligation of the Covered Person at law or in equity or otherwise.

     13.5 Indemnification by the LLC.
          --------------------------
     To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the LLC for any loss, damage or claim (including reasonable legal fees) incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the LLC and in a manner reasonably within the scope of authority conferred on such Covered Person by this Agreement and otherwise, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person (a) by reason of fraud or willful misconduct with respect to such acts or omissions or (b) in breach of the Agreement; provided, however, that any indemnity under this Section 13.5
               --------  -------
hereof shall be provided out of and to the extent of LLC assets only, and no Covered Person shall have any personal liability on account thereof.

     13.6 Indemnification Procedure.
          -------------------------
     Any person asserting a right to indemnification under Section 13.5 hereof shall so notify the Managers, in writing pursuant to the notice requirements of
Section 15.11 hereof. With respect to those claims governed by Section 13.5 hereof, the Managers shall be entitled to control the defense or prosecution of such claim or demand in the name of the indemnified person. The parties hereto shall cooperate in the prosecution or defense against any claims and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may reasonably be requested in connection therewith.

     13.7 Expenses.
          --------

     To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the LLC prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the LLC of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in Section 13.5 hereof.
                                               .
                ARTICLE XIV - - REQUIRED ARBITRATION OF DISPUTES

     Except for a petition to consolidate arbitration proceedings allowed by California Code of Civil Procedure Section 1281.3, no party to this Agreement shall initiate any legal action in the courts with respect to any disputes that relate to this Agreement including but not limited to the acts or omissions of any Member or the LLC relating to the performance of this Agreement, the rights, duties, and liabilities under this Agreement of any Member with respect to any other Member or the LLC, or any claims or controversies that relate in any way to this Agreement, unless and until the party (or the LLC) provides written notification of the dispute (a "Dispute Notice") to all Members and the LLC, and submits the dispute to the arbitrators to render a decision in accordance with this Article. Any such action to enforce or interpret this Agreement or to resolve disputes between the Members or by or against any Member shall be settled by arbitration in accordance with the rules of the American Arbitration Association. The Dispute Notice shall include the nature of the matter to be resolved by arbitration. Arbitration shall be conducted in Los Angeles County, California. The substantive law of the State of California shall be applied by the arbitrator to the resolution of the dispute. The parties shall share equally all costs of arbitration. The prevailing party shall be entitled to reimbursement of reasonable attorneys' fees, costs, and expenses incurred in connection with the arbitration. All decisions of the arbitrator shall be final, binding, and conclusive on all parties. Judgment may be entered upon any such decision in accordance with applicable law in any court having jurisdiction thereof.

                          ARTICLE XV - - MISCELLANEOUS

     15.1 Law Governing.
          -------------

     This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and to be performed entirely therein.

     15.2 Complete Agreement.
          ------------------

     This Agreement and the Articles constitute the complete and exclusive statement of agreement among Members relating to the LLC. This Agreement and the Articles supersede all prior written and oral statements and agreements by and among Members and no representation, statement, or condition or warranty not contained in this Agreement or the Articles will be binding on the Members or have any force or effect whatsoever.

     15.3 Binding Effect.
          --------------

     Subject to the provisions of this Agreement and the Act relating to transferability, this Agreement shall be binding and inure to the benefit of Members, and their respective executors, administrators, heirs, successors and permitted assigns.

     15.4 No Third Party Beneficiary.
          --------------------------

     This Agreement is made solely and specifically among and for the benefit for the LLC and the parties hereto, and their respective successors and permitted assigns subject to the express provisions hereof relating to successors and permitted assigns, and no other Person will have any rights, interest, or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third party beneficiary or otherwise. This Agreement is not intended for the benefit of a creditor who is not a Member and does not grant any rights to or confer any benefits on any Person who is not a Member, Manager, officer, or agent of the LLC.

     15.5 Gender and Number in Nouns and Pronouns.
          ---------------------------------------

     Common nouns and pronouns will be deemed to refer to the masculine, feminine, neuter, singular and plural, as the identity of the person or persons, firm or corporation may in the context require. The singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, as the context requires. Any reference to the Code, the Act, or statutes or laws will include all amendments, modifications, or replacements of the specific sections and provisions concerned.

     15.6 Headings.
          --------

     All headings herein are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

     15.7 References in This Agreement.
          ----------------------------

     Numbered or lettered articles, sections and subsections herein contained refer to articles, sections and subsections of this Agreement unless otherwise expressly stated.

     15.8 Exhibits.
          --------

     All Exhibits attached to this Agreement are incorporated and shall be treated as if set forth herein.

     15.9 Severability.
          ------------

     If any provision of this Agreement is held to be illegal, invalid, or unenforceable under the present or future laws effective during the term of this Agreement, such provision will be fully severable. This Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there will be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

     15.10 Additional Documents and Acts.
           -----------------------------

     Each Member agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions, and conditions of this Agreement and the transactions contemplated hereby.

     15.11 Notices.
           -------

     In order to be effective all notices, consents, approvals, disapprovals and other communications ("Notices") required or permitted by this Agreement must be in writing and either (a) sent by telegram or telecopy (or similar facsimile), or (b) placed in the United States mail, certified with return receipt requested, properly addressed and with the full postage prepaid, or (c) personally delivered, and in all cases other than telegram or telecopy (or similar facsimile), signed. Notice shall be deemed received and effective on the earliest of (x) the date actually received, or (y) two business days after being mailed as aforesaid, or (z) 24 hours after being sent by telegram or telecopy (or similar facsimile). Each Member's address, telephone number and facsimile number for the purpose of receiving Notice is set forth on Exhibit A hereto. Any
                                                           ---------
Member may change its address for Notice purposes by giving Notice in the manner described in this Section 15.11, provided that such change of address shall not be effective until 10 days after notice of the change.

     15.12 Amendments.
           ----------

     All amendments to this Agreement shall be in writing and shall require the affirmative vote of all the Members. Anything to the contrary notwithstanding, in the event that either Member notifies the other Member that terms of this Agreement violate the terms of any credit facility or other borrowing arrangement to which such Member or any Affiliate of such Member is a party, or that terms of this Agreement preclude the consolidation under generally accepted accounting principles or the rules and regulations of the Securities and Exchange Commission of the LLC's financial statements with those of Tarrant Apparel Group, a California corporation, the Members shall negotiate in good faith to amend the provisions of, or add provisions to, this Agreement to eliminate such violation or to permit such consolidation, as the case may be; provided that if the parties are unable to reach an agreement on such amendment within thirty days of the notice, such Member shall have the right to cause the LLC to be immediately dissolved and wound up.

     15.13 Multiple Counterparts.

     This Agreement may be executed in several counterparts, each of which will be deemed an original but all of which will constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the Commencement Date.



                                    AZTECA PRODUCTION INTERNATIONAL, INC., a
                                    California corporation

                                    By: /s/ Hubert Guez
                                       -------------------------------------
                                       Hubert Guez, CEO and President


                                    TAG MEX, INC., a California corporation

                                    By: /s/ Gerard Guez
                                       -------------------------------------
                                       Gerard Guez, President & CEO

                                   EXHIBIT A


                          UNITED APPAREL VENTURES, LLC
                  Capital Contribution and Percentage Interests
                                   of Members

================================================================================
   MEMBER'S NAME        MEMBER'S            MEMBER's               MEMBER'S
                        ADDRESS             CAPITAL               PERCENTAGE
                                          CONTRIBUTION             INTEREST
================================================================================
TAG MEX          3151 E. Washington Bl.       $50,100.00                  50.1%
                 Los Angeles, CA 90023
--------------------------------------------------------------------------------
AZTECA           5804 E. Slauson Ave.         $49,900.00                  49.9%
                 Commerce, CA 90040
--------------------------------------------------------------------------------
TOTAL                                        $100,000.00                 100.0%
--------------------------------------------------------------------------------

                                    EXHIBIT B

Assignment of Orders: By October 15, 2001 and with effect from the Commencement Date, each Member and its Affiliates shall assign to the LLC all of its right, title and interest in and to existing and future development and production purchase orders for woven apparel from [*] (the "Orders"). Each
Member represents to the other that set forth on Exhibit B-l are all of the Orders of such Member and its Affiliates. Assignment of the Orders shall not be treated as capital of the LLC.

Accounting: For the first quarter of LLC operations (July 1, 2001 through September 30, 2001), all sales of woven apparel to [*] made by each of the Members and its Affiliates shall be credited to the LLC (the "lst Quarter Sales"). Any proceeds received related to the lst Quarter Sales by each Member and its Affiliates will be forwarded to the LLC. The LLC will in turn pay each Member or its Affiliates, as applicable, for the cost of production related to the 1" Quarter Sales. Production costs charged to the LLC will be in accordance with Exhibits B-2 and B-3 attached hereto with respect to the 5-pocket basic jeans ("Core Product"). For all non-Core Product, production costing shall be determined by Iwan Huang and the prices to be charged to the LLC shall be agreed upon by two Managers, each appointed by one of the Members.

     Commencing with the second quarter of LLC operations (October 1, 2001 through December 31, 2001), and continuing thereafter, all sales of woven apparel to [*] shall be invoiced by the LLC. The LLC shall be billed for the manufacturing of the goods by the Members or the contractors, whichever the case may be, at the prices reflected in Exhibits B-2 and B-3 attached hereto with respect to the Core Product. Production costing shall be determined by Iwan Huang and the prices to be charged to the LLC shall be agreed upon by two Managers, each appointed by one of the Members.

     The LLC will not purchase or inventory raw materials.

[*] - CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Staffing:

Initial Direct Labor

Title                  Name                    Base Salary        Location
-----                  ----                    -----------        --------
Production Mgr.        Iwan Huang                                 L.A.
Prod. Asst. U.S.       Maria Valdez                               L.A.
Prod. Asst. U.S.       Sherry Hsu                                 L.A.
Prod. Asst. Mexico     Philippe Bezezinski                        Tlaxcala
Prod. Asst. Mexico     Irune Mar                                  Tlaxcala


Indirect Labor

Each Member shall charge the LLC 2.5% of LLC sales as a fee to cover costs of indirect labor and expenses incurred by indirect labor in connection with the performance of this Production Share Terms. The Members agree that indirect labor shall be comprised of sales and marketing services provided to the LLC by TAG MEX and production related services provided to the LLC by Azteca.

Expenses:

Direct Expenses

All expenses incurred by the LLC shall be paid by the LLC, including travel and incidental expenses incurred by the LLC employees, subject to the limitations provided in the Operating Agreement.

Indirect Expenses

It is the intent of the Members that all expenses incurred in connection with the LLC at the Member level shall be considered compensated by virtue of the 2.5% fee described above.

Overhead:

Additional overhead costs are allocable to the LLC by the Members for labor and expenses associated with activities that are not directly related to sales and marketing services provided to the LLC by TAG MEX and production related services provided to the LLC by Azteca, including, but not limited to, costs incurred in association with administration, accounting, order/entry, payroll processing, inventory, regulatory compliance and legal matters. All such overhead allocations are subject to review and approval by a majority of the authorized number of Managers.

Pricing:

From the Members to the LLC

The Members will each bill the LLC for any manufacturing and development services that they provide to the LLC in accordance with the price lists attached hereto as Exhibits B-2 and B-3. All prices shall be subject to review by the Managers on a seasonal basis.

Production Costing:

All production costing and customer pricing will be determined by Iwan Huang or any other individual from time to time designated by a majority of the authorized number of Managers. Prices to be charged to the LLC by the Members shall require the approval of two Managers, each appointed by one of the Members.